Exhibit 99.1

FOR IMMEDIATE RELEASE

First Commonwealth Announces Strong First Quarter 2019 Earnings; Declares Quarterly Dividend

Indiana, PA, April 23, 2019 - First Commonwealth Financial Corporation (NYSE: FCF) today announced financial results for the first quarter of 2019. Net income for the first quarter of 2019 was $24.6 million, resulting in diluted earnings per share of $0.25, as compared to net income of $23.3 million and diluted earnings per share of $0.24 for the first quarter of 2018, an increase of $1.3 million and $0.01, or 5.7% and 4.2%, respectively.
First Quarter 2019 Highlights

•
On April 22, 2019, the company announced it has signed a definitive agreement to acquire 14 branches in Central Pennsylvania with approximately $525 million of deposits and $120 million of retail and business loans from Santander Bank, N.A.

•	The net interest margin expanded by five basis points to 3.75% compared to the prior quarter.

•	Total loans grew by $94.7 million compared to the previous quarter, or 6.5% annualized.

•	Total average deposits grew by $107.6 million compared to the previous quarter, or 7.3% annualized.

▪	The loan-to-deposit ratio fell 2% from the previous quarter to 96%

•	Strong core returns on average assets and tangible common equity (non-GAAP) of 1.27% and 14.59%, respectively.

•	Continued strong expense control as demonstrated by a stable core efficiency ratio of 58.18% (non-GAAP).

•	Tangible book value per share grew by $0.23, or 13.2% (annualized) from the previous quarter.

•	Recognized by Forbes as one of the “World’s Best Banks” for 2019.

“I am pleased with our results this quarter and I am even more encouraged by the momentum we are generating in our loan and deposit growth, further fueling the expansion of our net interest margin,” stated T. Michael Price, President and Chief Executive Officer. “Yesterday’s signing of an agreement to purchase 14 Central Pennsylvania branches and $525 million in deposits is an excellent opportunity to complement our existing Western Pennsylvania footprint. I am confident that our expansion plans underway this year, along with our investments in our digital platform, will continue to position First Commonwealth toward becoming one of the premier community banks in the country.”

Financial Summary

(dollars in thousands,	For the Three Months Ended
except per share data)	March 31,	December 31,	March 31,
	2019	2018	2018
Reported Results
Net income	$24,589	$26,998	$23,270
Diluted earnings per share	$0.25	$0.27	$0.24
Return on average assets	1.27%	1.39%	1.29%
Return on average equity	10.11%	11.06%	10.57%

Operating Results (non-GAAP)(1)
Core net income	$24,589	$27,000	$23,536
Core diluted earnings per share	$0.25	$0.27	$0.24
Core return on average assets	1.27%	1.39%	1.31%
Return on average tangible common equity	14.59%	16.09%	15.56%
Core return on average tangible common equity	14.59%	16.09%	15.73%
Core efficiency ratio	58.18%	57.45%	58.21%
Net interest margin (FTE)	3.75%	3.70%	3.69%

(1)
Core operating results are a non-GAAP measure used by management to measure performance in operating the business that management believes enhances investors' ability to better understand the underlying business performance and trends related to core business activities. See supplemental information included with the release for "non-GAAP Financial Measures and Key Performance Indicators" and additional information.

Earnings
Net income for the first quarter of 2019 was $24.6 million, as compared to $23.3 million for the first quarter of 2018, an increase of $1.3 million, or 5.7%, year-over-year.
Core net income (adjusted for acquisition expenses) was $24.6 million, as compared to $23.5 million for the first quarter of 2018 and $27.0 million in the fourth quarter of 2018, an increase of $1.1 million, or 4.5%, year-over-year and a decrease of $2.4 million from the prior quarter.
Net Interest Margin and Net Interest Income
The net interest margin for the first quarter of 2019 was 3.75%, an increase of five basis points from the previous quarter and an increase of six basis points from the first quarter of 2018. The increase from the fourth quarter of 2018 was due primarily to a 12 basis point increase in the yield on interest-earning assets, partially offset by a seven basis point increase in funding costs.
The increase from the previous year is primarily due to improved yields on variable and adjustable loan portfolios following the Federal Reserve’s decisions to increase short-term rates in March, June, September and December of 2018, along with the ability to pay down higher cost short-term borrowings with strong deposit growth.
Total average interest-earning assets increased $107.0 million from the previous quarter due to strong commercial and industrial loan growth.

Total average deposits grew by $107.6 million in the first quarter of 2019 compared to the previous quarter. Growth was driven by a $76.0 million increase in average interest-bearing transaction accounts, a $23.8 million increase in average time deposits and a $7.8 million increase in average noninterest-bearing deposits.
Credit Quality
Asset quality trends continued to improve during the quarter. At March 31, 2019, nonperforming loans totaled $31.3 million, a decrease of $0.7 million from December 31, 2018 and a decrease of $26.0 million from March 31, 2018.
Nonperforming loans as a percentage of total loans were 0.53%, 0.55% and 1.06% for the periods ended March 31, 2019, December 31, 2018 and March 31, 2018, respectively.
The provision for credit losses totaled $4.1 million for the quarter ended March 31, 2019, an increase of $2.6 million as compared to the prior quarter and a decrease of $2.8 million from the same quarter last year. The increase from the previous quarter was due in part to the release of $1.7 million in excess specific reserves in the fourth quarter related to the successful resolution of a commercial credit, as well as reserves for strong organic loan growth.
For the originated loan portfolio at March 31, 2019, the allowance for credit losses to total originated loans was 0.92%, compared to 0.90% at December 31, 2018 and 1.07% at March 31, 2018.
During the first quarter of 2019, net charge-offs were $2.2 million, compared to $4.5 million in the prior quarter and $1.5 million in the first quarter of 2018. Net charge-offs were 0.15%, 0.31% and 0.11% of average loans (annualized) for the periods ended March 31, 2019, December 31, 2018 and March 31, 2018, respectively.
Noninterest Income and Noninterest Expense
Noninterest income totaled $18.9 million for the first quarter of 2019, as compared to $20.5 million for the fourth quarter of 2018 and $19.2 million for the first quarter of 2018 (excluding net securities gains). The $0.3 million decrease from the previous year was due to a decrease of $0.8 million in swap-related derivative mark-to-market income, which was partially offset by an increase of $0.5 million in gain on sale of loans and other assets due to higher Small Business Administration (“SBA”) lending activities as compared to the first quarter of 2018.
The $1.7 million decrease in noninterest income from the prior quarter was the result of $1.0 million less in service charges and card-related interchange income (driven by seasonally lower volume and six more processing days in the fourth quarter), as well as a $0.6 million decrease in gain sale of loans and other assets due to a gain on the sale of a nonperforming loan in the prior quarter and a $0.4 million insurance recovery in the prior quarter. This was partially offset by a $0.3 million increase in gain on sale of mortgage loans.
Net securities gains were $2.8 million during the first quarter of 2018; no such gains were recorded in the current or previous quarter. The gains in the prior year quarter were attributable to the successful auction calls of two pooled trust preferred securities, for which the company had previously recognized an other-than-temporary impairment charge.
Noninterest expense (excluding merger-related expenses) totaled $49.7 million for the first quarter of 2019, as compared to $50.0 million for the fourth quarter of 2018 and $46.5 million for the first quarter of 2018. The $0.3 million decrease from the previous quarter was primarily the result of a $0.7 million decrease in other professional fees and a $0.6 million decrease in Pennsylvania state shares tax. These decreases were partially offset by a $0.6 million increase in occupancy expenses (due primarily to higher snow removal expense during the first quarter) and a $0.5 million increase in advertising and promotion expense as the company invests in expanding its brand into new markets.
The $3.2 million increase in noninterest expense from the first quarter of 2018 was driven largely by higher expenses following the company’s recent acquisition of Foundation Bank on May 1, 2018, as well as the expansion of its commercial, SBA and mortgage lending teams.
Full time equivalent staff was 1,417 at March 31, 2019, 1,426 at December 31, 2018, and 1,365 at March 31, 2018. The increase from the prior year quarter is the result of the addition of employees from acquisitions and the hiring of additional talent in our new markets and business lines.
Dividends and Capital
First Commonwealth Financial Corporation declared a common stock quarterly dividend of $0.10 per share, which is payable on May 17, 2019 to shareholders of record as of May 3, 2019. This dividend represents a 3.0% projected annual yield utilizing the April 22, 2019 closing market price of $13.28.
First Commonwealth’s capital ratios for Total, Tier I, Leverage and Common Equity Tier I at March 31, 2019 were 14.6%, 12.2%, 10.3% and 11.1%, respectively. First Commonwealth’s current capital levels exceed the fully phased-in Basel III capital requirements issued by U.S. bank regulators.
Conference Call
First Commonwealth will host a quarterly conference call to discuss its financial results for the first quarter 2019 on Wednesday, April 24, 2019 at 2:00 PM (ET). The call can be accessed by dialing (toll free) 1-844-792-3645 or through the company’s web page, http://www.fcbanking.com/InvestorRelations. A replay of the call will be available approximately one hour following the conclusion of the conference by dialing 1-877-344-7529 and entering the access code # 10130417. A link to the webcast replay will also be accessible on the company’s web page for 30 days.
About First Commonwealth Financial Corporation
First Commonwealth Financial Corporation (NYSE: FCF), headquartered in Indiana, Pennsylvania, is a financial services company with 137 community banking offices in 22 counties throughout western and central Pennsylvania and throughout Ohio, as well as corporate banking centers in Pittsburgh, Pennsylvania, and Cleveland and Columbus,

Ohio. The company also operates mortgage offices in Wexford, Pennsylvania, as well as Hudson and Dublin, Ohio.  First Commonwealth provides a full range of commercial banking, consumer banking, mortgage, wealth management and insurance products and services through its subsidiaries First Commonwealth Bank and First Commonwealth Insurance Agency.  For more information about First Commonwealth or to open an account today, please visit www.fcbanking.com.
Forward-Looking Statements
This release contains forward-looking statements about First Commonwealth’s future plans, strategies and financial performance. These statements can be identified by the fact that they do not relate strictly to historical or current facts and often include words such as "believe," "expect," "anticipate," "intend," "plan," "estimate" or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could" or "may." Such statements are based on assumptions and involve risks and uncertainties, many of which are beyond First Commonwealth’s control. Factors that could cause actual results, performance or achievements to differ from those discussed in the forward-looking statements include, but are not limited to: (1) local, regional, national and international economic conditions and the impact they may have on First Commonwealth and its customers; (2) volatility and disruption in national and international financial markets; (3) the effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board; (4) inflation, interest rate, commodity price, securities market and monetary fluctuations; (5) the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance); (6) the soundness of other financial institutions; (7) political instability; (8) impairment of First Commonwealth’s goodwill or other intangible assets; (9) acts of God or of war or terrorism; (10) the timely development and acceptance of new products and services and perceived overall value of these products and services by users; (11) changes in consumer spending, borrowings and savings habits; (12) changes in the financial performance and/or condition of First Commonwealth’s borrowers; (13) technological changes; (14) acquisitions and integration of acquired businesses; (15) First Commonwealth’s ability to attract and retain qualified employees; (16) changes in the competitive environment in First Commonwealth’s markets and among banking organizations and other financial service providers; (17) the ability to increase market share and control expenses; (18) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; (19) the reliability of First Commonwealth’s vendors, internal control systems or information systems; (20) the costs and effects of legal and regulatory developments, the resolution of legal proceedings or regulatory or other governmental inquiries, the results of regulatory examinations or reviews and the ability to obtain required regulatory approvals; and (21) other risks and uncertainties described in the reports that First Commonwealth files with the Securities and Exchange Commission, including its most recent Annual Report on Form 10‐K. Forward-looking statements speak only as of the date on which they are made. First Commonwealth undertakes no obligation to update any forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Media Relations:
Jonathan E. Longwill
Vice President / Communications and Media Relations
Phone: 724-463-6806
E-mail: JLongwill@fcbanking.com

Investor Relations:
Ryan M. Thomas
Vice President / Finance and Investor Relations
Phone: 724-463-1690
E-mail: RThomas1@fcbanking.com

###

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)
	For the Three Months Ended
	March 31,	December 31,	March 31,
	2019	2018	2018
SUMMARY RESULTS OF OPERATIONS
Net interest income (FTE) (1)	$65,943	$65,514	$60,178
Provision for credit losses	4,095	1,499	6,903
Noninterest income	18,872	20,529	22,043
Noninterest expense	49,730	50,024	46,873
Net income	24,589	26,998	23,270
Core net income (5)	24,589	27,000	23,536

Earnings per common share (diluted)	$0.25	$0.27	$0.24
Core earnings per common share (diluted) (6)	$0.25	$0.27	$0.24

KEY FINANCIAL RATIOS

Return on average assets	1.27%	1.39%	1.29%
Core return on average assets (7)	1.27%	1.39%	1.31%
Return on average shareholders' equity	10.11%	11.06%	10.57%
Return on average tangible common equity (8)	14.59%	16.09%	15.56%
Core return on average tangible common equity (9)	14.59%	16.09%	15.73%
Core efficiency ratio (2)(10)	58.18%	57.45%	58.21%
Net interest margin (FTE) (1)	3.75%	3.70%	3.69%

Book value per common share	$10.12	$9.90	$9.21
Tangible book value per common share (11)	7.21	6.98	6.45
Market value per common share	12.60	12.08	14.13
Cash dividends declared per common share	0.10	0.09	0.08

ASSET QUALITY RATIOS
Nonperforming loans as a percent of end-of-period loans (3)	0.53%	0.55%	1.06%
Nonperforming assets as a percent of total assets (3)	0.45%	0.46%	0.83%
Net charge-offs as a percent of average loans (annualized) (4)	0.15%	0.31%	0.11%
Allowance for credit losses as a percent of nonperforming loans (4)	158.74%	149.14%	93.84%
Allowance for credit losses as a percent of end-of-period loans (4)	0.85%	0.83%	1.00%
Allowance for credit losses (originated loans and leases) as a percent of total originated loans and leases	0.92%	0.90%	1.07%

CAPITAL RATIOS
Shareholders' equity as a percent of total assets	12.5%	12.5%	12.3%
Tangible common equity as a percent of tangible assets (12)	9.3%	9.1%	8.9%
Leverage Ratio	10.3%	10.3%	10.1%
Risk Based Capital - Tier I	12.2%	12.3%	11.9%
Risk Based Capital - Total	14.6%	14.7%	12.9%
Common Equity - Tier I	11.1%	11.1%	10.7%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)
	For the Three Months Ended
	March 31,	December 31,	March 31,
	2019	2018	2018
INCOME STATEMENT
Interest income	$79,594	$77,945	$66,499
Interest expense	14,108	12,896	6,814
Net Interest Income	65,486	65,049	59,685
Taxable equivalent adjustment (1)	457	465	493
Net Interest Income (FTE)	65,943	65,514	60,178
Provision for credit losses	4,095	1,499	6,903
Net Interest Income after Provision for Credit Losses (FTE)	61,848	64,015	53,275

Net securities gains	—	—	2,840
Trust income	1,926	1,887	1,928
Service charges on deposit accounts	4,245	4,757	4,406
Insurance and retail brokerage commissions	1,961	1,866	1,868
Income from bank owned life insurance	1,426	1,445	1,494
Gain on sale of mortgage loans	1,428	1,169	1,484
Gain on sale of other loans and assets	1,084	1,725	574
Card-related interchange income	4,730	5,258	4,742
Derivative mark-to-market	(26)	(2)	789
Swap fee income	393	759	290
Other income	1,705	1,665	1,628
Total Noninterest Income	18,872	20,529	22,043

Salaries and employee benefits	27,220	27,535	24,873
Net occupancy	4,916	4,287	4,369
Furniture and equipment	3,668	3,636	3,540
Data processing	2,544	2,706	2,433
Pennsylvania shares tax	916	1,477	903
Advertising and promotion	1,240	771	809
Intangible amortization	754	787	784
Collection and repossession	547	702	823
Other professional fees and services	754	1,473	1,007
FDIC insurance	574	417	776
Litigation and operational losses	401	351	179
Loss on sale or write-down of assets	65	205	197
Merger and acquisition related	—	3	337
Other operating expenses	6,131	5,674	5,843
Total Noninterest Expense	49,730	50,024	46,873

Income before Income Taxes	30,990	34,520	28,445
Taxable equivalent adjustment (1)	457	465	493
Income tax provision	5,944	7,057	4,682
Net Income	$24,589	$26,998	$23,270

Shares Outstanding at End of Period	98,625,806	98,518,668	97,603,151
Average Shares Outstanding Assuming Dilution	98,706,827	99,358,759	97,601,162

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	March 31,	December 31,	March 31,
	2019	2018	2018
BALANCE SHEET (Period End)
Assets
Cash and due from banks	$100,724	$95,934	$65,886
Interest-bearing bank deposits	23,168	3,013	9,736
Securities available for sale, at fair value	918,479	941,373	837,277
Securities held to maturity, at amortized cost	384,909	393,855	410,430
Loans held for sale	9,627	11,881	9,759

Loans	5,871,070	5,774,139	5,381,305
Allowance for credit losses	(49,653)	(47,764)	(53,732)
Net loans	5,821,417	5,726,375	5,327,573

Goodwill and other intangibles	287,078	287,240	269,403
Lease right of use	47,566	—	—
Other assets	379,705	368,584	390,703
Total Assets	$7,972,673	$7,828,255	$7,320,767

Liabilities and Shareholders' Equity
Noninterest-bearing demand deposits	$1,510,566	$1,466,213	$1,443,747

Interest-bearing demand deposits	211,548	180,209	187,286
Savings deposits	3,517,350	3,401,354	3,428,967
Time deposits	891,296	850,216	643,522
Total interest-bearing deposits	4,620,194	4,431,779	4,259,775

Total deposits	6,130,760	5,897,992	5,703,522

Short-term borrowings	565,616	721,823	588,016
Long-term borrowings	184,841	185,056	87,676
Total borrowings	750,457	906,879	675,692

Lease liabilities	51,371	—	—
Other liabilities	42,066	47,995	42,204
Shareholders' equity	998,019	975,389	899,349
Total Liabilities and Shareholders' Equity	$7,972,673	$7,828,255	$7,320,767

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	For the Three Months Ended
	March 31,	Yield/	December 31,	Yield/	March 31,	Yield/
	2019	Rate	2018	Rate	2018	Rate
NET INTEREST MARGIN

Assets
Loans (FTE)(1)(3)	$5,811,587	4.94%	$5,704,468	4.81%	$5,413,677	4.41%
Securities and interest bearing bank deposits (FTE) (1)	1,316,445	2.86%	1,316,488	2.79%	1,198,728	2.75%
Total Interest-Earning Assets (FTE) (1)	7,128,032	4.55%	7,020,956	4.43%	6,612,405	4.11%
Noninterest-earning assets	750,876		712,047		687,977
Total Assets	$7,878,908		$7,733,003		$7,300,382

Liabilities and Shareholders' Equity
Interest-bearing demand and savings deposits	$3,677,387	0.53%	$3,601,354	0.45%	$3,573,153	0.25%
Time deposits	865,944	1.57%	842,123	1.40%	633,214	0.83%
Short-term borrowings	615,140	2.27%	633,363	2.10%	672,135	1.38%
Long-term borrowings	184,931	5.47%	185,144	5.29%	87,780	4.52%
Total Interest-Bearing Liabilities	5,343,402	1.07%	5,261,984	0.97%	4,966,282	0.56%
Noninterest-bearing deposits	1,464,750		1,456,983		1,400,218
Other liabilities	83,920		45,445		41,264
Shareholders' equity	986,836		968,591		892,618
Total Noninterest-Bearing Funding Sources	2,535,506		2,471,019		2,334,100
Total Liabilities and Shareholders' Equity	$7,878,908		$7,733,003		$7,300,382

Net Interest Margin (FTE) (annualized)(1)		3.75%		3.70%		3.69%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)
	March 31,	December 31,	March 31,
	2019	2018	2018
Loan Portfolio Detail
Commercial Loan Portfolio:
Commercial, financial, agricultural and other	$1,180,320	$1,138,473	$1,131,594
Commercial real estate	2,138,376	2,123,544	2,027,072
Real estate construction	324,903	305,875	222,251
Total Commercial	3,643,599	3,567,892	3,380,917

Consumer Loan Portfolio:
Closed-end mortgages	1,048,097	1,037,124	916,130
Home equity lines of credit	517,252	525,281	518,493
Real estate construction	64,484	53,103	24,710
Total Real Estate - Consumer	1,629,833	1,615,508	1,459,333

Auto loans	491,605	481,954	451,445
Direct installment	36,625	37,454	23,820
Personal lines of credit	61,599	63,131	56,145
Student loans	7,809	8,200	9,645
Total Other Consumer	597,638	590,739	541,055
Total Consumer Portfolio	2,227,471	2,206,247	2,000,388
Total Portfolio Loans	5,871,070	5,774,139	5,381,305
Loans held for sale	9,627	11,881	9,759
Total Loans	$5,880,697	$5,786,020	$5,391,064

	March 31,	December 31,	March 31,
	2019	2018	2018
ASSET QUALITY DETAIL
Nonperforming Loans:
Loans on nonaccrual basis	$16,286	$11,509	$28,317
Troubled debt restructured loans on nonaccrual basis	5,874	11,761	10,233
Troubled debt restructured loans on accrual basis	9,120	8,757	18,707
Total Nonperforming Loans	$31,280	$32,027	$57,257
Other real estate owned ("OREO")	3,993	3,935	2,997
Repossessions ("Repos")	342	266	162
Total Nonperforming Assets	$35,615	$36,228	$60,416
Loans past due in excess of 90 days and still accruing	1,509	1,582	1,955
Classified loans	39,428	40,241	78,154
Criticized loans	120,501	127,235	126,438

Nonperforming assets as a percentage of total loans, plus OREO and Repos	0.61%	0.63%	1.12%
Allowance for credit losses	$49,653	$47,764	$53,732

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	For the Three Months Ended
	March 31,	December 31,	March 31,
	2019	2018	2018
Net Charge-offs (Recoveries):
Commercial, financial, agricultural and other	$922	$1,672	$27
Real estate construction	(42)	(42)	(7)
Commercial real estate	258	1,489	99
Residential real estate	76	243	379
Loans to individuals	992	1,119	971
Net Charge-offs	$2,206	$4,481	$1,469

Net charge-offs as a percentage of average loans outstanding (annualized) (4)	0.15%	0.31%	0.11%
Provision for credit losses as a percentage of net charge-offs	185.63%	33.45%	469.91%
Provision for credit losses	$4,095	$1,499	$6,903

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES

(1) Net interest income has been computed on a fully taxable equivalent basis ("FTE") using the federal income tax statutory rate of 21% for 2019 and 2018.
(2) Core efficiency ratio excludes from total revenue the impact of derivative mark-to-market and excludes from "total noninterest expense" the amortization of intangibles, unfunded commitment expense and any other unusual items deemed by management to not be related to normal operations, such as merger, acquisition and severance costs.

(3) Includes held for sale loans.
(4) Excludes held for sale loans.

	For the Three Months Ended
	March 31,	December 31,	March 31,
	2019	2018	2018

Net Income	$24,589	$26,998	$23,270
Intangible amortization	754	787	784
Tax benefit of amortization of intangibles	(158)	(165)	(165)
Net Income, adjusted for tax affected amortization of intangibles	25,185	27,620	23,889

Average Tangible Equity:
Total shareholders' equity	$986,836	$968,591	$892,618
Less: intangible assets	286,874	287,610	269,947
Tangible Equity	699,962	680,981	622,671
Less: preferred stock	—	—	—
Tangible Common Equity	$699,962	$680,981	$622,671

(8)Return on Average Tangible Common Equity	14.59%	16.09%	15.56%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES

	For the Three Months Ended
	March 31,	December 31,	March 31,
	2019	2018	2018

Core Net Income:
Total Net Income	$24,589	$26,998	$23,270
Merger & acquisition related expenses	—	3	337
Tax benefit of merger & acquisition related expenses	—	(1)	(71)
(5) Core net income	24,589	27,000	23,536
Average Shares Outstanding Assuming Dilution	98,706,827	99,358,759	97,601,162
(6) Core Earnings per common share (diluted)	$0.25	$0.27	$0.24

Intangible amortization	754	787	784
Tax benefit of amortization of intangibles	(158)	(165)	(165)
Core Net Income, adjusted for tax affected amortization of intangibles	$25,185	$27,622	$24,155

(9) Core Return on Average Tangible Common Equity	14.59%	16.09%	15.73%

	For the Three Months Ended
	March 31,	December 31,	March 31,
	2019	2018	2018
Core Return on Average Assets:
Total Net Income	$24,589	$26,998	$23,270
Total Average Assets	7,878,908	7,733,003	7,300,382
Return on Average Assets	1.27%	1.39%	1.29%

Core Net Income (5)	$24,589	$27,000	$23,536
Total Average Assets	7,878,908	7,733,003	7,300,382
(7) Core Return on Average Assets	1.27%	1.39%	1.31%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES

	For the Three Months Ended
	March 31,	December 31,	March 31,
	2019	2018	2018
Core Efficiency Ratio:
Total Noninterest Expense	$49,730	$50,024	$46,873
Adjustments to Noninterest Expense:
Unfunded commitment reserve	(381)	(203)	5
Intangible amortization	754	787	784
Merger and acquisition related	—	3	337
Noninterest Expense - Core	$49,357	$49,437	$45,747

Net interest income, fully tax equivalent	$65,943	$65,514	$60,178
Total noninterest income	18,872	20,529	22,043
Net securities gains	—	—	(2,840)
Total Revenue	$84,815	$86,043	$79,381

Adjustments to Revenue:
Derivative mark-to-market	(26)	(2)	789
Total Revenue - Core	$84,841	$86,045	$78,592

(10)Core Efficiency Ratio	58.18%	57.45%	58.21%

	March 31,	December 31,	March 31,
	2019	2018	2018
Tangible Equity:
Total shareholders' equity	$998,019	$975,389	$899,349
Less: intangible assets	287,078	287,240	269,403
Tangible Equity	710,941	688,149	629,946
Less: preferred stock	—	—	—
Tangible Common Equity	$710,941	$688,149	$629,946

Tangible Assets:
Total assets	$7,972,673	$7,828,255	$7,320,767
Less: intangible assets	287,078	287,240	269,403
Tangible Assets	$7,685,595	$7,541,015	$7,051,364

(12)Tangible Common Equity as a percentage of Tangible Assets	9.25%	9.13%	8.93%

Shares Outstanding at End of Period	98,625,806	98,518,668	97,603,151
(11)Tangible Book Value Per Common Share	$7.21	$6.98	$6.45

Note: Management believes that it is standard practice in the banking industry to present these non-GAAP measures. These measures provide useful information to management and investors by allowing them to make peer comparisons.